SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2009

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

International Stem Cell Corporation (ISCO) has made important strategic changes in its management team.

Dr. Andrey Semechkin has agreed to become Chief Executive Officer, effective as of November 15, 2009, and the company has hired a seasoned biotech executive, Brian Lundstrom, to be its new President.  Kenneth Aldrich, who has been serving as both CEO and Chairman since the death of the company’s former CEO in January 2008, will remain as Chairman of the Board.

Dr. Semechkin, who is already serving as a Director and as Executive Vice President of ISCO, has more than 20 years of experience in successfully creating and developing companies in different industries and scientific sectors, both in his native Russia and internationally, including the US. He is a member of the prestigious Russian Academy of Science, specializing in management theory, strategic planning and system analysis. He is also the author of several books in those fields and in 2005 was awarded the Russian Federation Government Award in Science and Technology in recognition of his scientific achievements.

Mr. Lundstrom accepted the position of President on November 5, 2009.  Mr. Lundstrom has extensive experience in both domestic and international biopharmacetuical product development.   Mr. Lundstrom is 47 years of age and trained in immunology, molecular biology, finance and marketing in Europe and the US. He brings to ISCO 23 years of clinical and commercial development and corporate transactional experience from R&D-driven, predominantly publicly traded and commercially operating companies, including Immuntech (1986-1989), Novo Nordisk (1990-1997), OGS (1998-2000), SangStat/Genzyme (2000-2004), ACADIA (2004-2008) , where he served as Senior Vice President of Business and Commercial Development, and Brexys (2008-2009), where he served as CEO.

Mr. Lundstrom will be paid a base salary of $250,000 per year and will be eligible to receive an incentive bonus of up to $100,000 per year calculated on the basis of 1% of new capital he brings to the company from investment, corporate partnering or other sources, with amounts in excess of $100,000 being carried over to the next year.  As part of Mr. Lundstrom’s compensation package, he was granted options to purchase a total of  3,000,000 shares of common stock, with an exercise price of $0.62 per share, with vesting commencing 6 months of the date of grant and continuing until 50 months after the date of grant.  He will be eligible for severance pay (beginning at 3 months of salary and increasing to 12 months of salary) if he is terminated without cause.

Mr. Aldrich will remain as Chairman of the Board and continue the active role he has played in that capacity since the founding of the company.  On November 5, 2009, Mr. Aldrich was granted a stock option, vesting over a period of 50 months, to purchase 5,000,000 shares of common stock at an exercise price of $0.62 per share.

As part of this change in senior management, Mr. Jeffrey Janus, who currently serves as ISCO’s Senior Vice President of Operations and CEO and President of Lifeline Cell Technology, the revenue generating subsidiary of ISCO, was granted a stock option, vesting over a period of 50 months, to purchase 1,000,000 shares of common stock at an exercise price of $0.62 per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press Release dated November 10, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer

Dated: November 10, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated November 10, 2009